UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 26, 2005, UTStarcom, Inc. (the “Company”) and SOFTBANK CORP., a Japanese corporation (“Softbank”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell, and Softbank agreed to purchase, the Company’s 10% ownership interest in SB CHINA HOLDINGS PTE LTD, a Singapore corporation (“SBCH”), represented by 8,022 ordinary shares of SBCH (the “Shares”), for a purchase price of US$56,918,697.  The closing of the sale and purchase of the Shares occurred on December 28, 2005.

Softbank, through its affiliates, is a significant customer and stockholder of the Company.

The Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

On May 29, 2000, the Company and Softbank entered into a Joint Venture Agreement to govern the parties’ respective shareholdings in SBCH.  As a result of the sale of Shares pursuant to the Purchase Agreement, the Company no longer holds an ownership interest in SBCH.  Accordingly, the Company and Softbank terminated the JV Agreement pursuant to its terms, effective as of December 28, 2005.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1         Stock Purchase Agreement dated December 26, 2005 by and between UTStarcom, Inc. and SOFTBANK CORP. relating to the sale of shares of SB CHINA HOLDINGS PTE LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: December 29, 2005	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Executive Vice President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
10.1	Stock Purchase Agreement dated December 26, 2005 by and between UTStarcom, Inc. and SOFTBANK CORP. relating to the sale of shares of SB CHINA HOLDINGS PTE LTD.